UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

                                   ----------


          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) ___




                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                                                 22-1147033
   (Jurisdiction of Incorporation or                        (I.R.S. Employer
Organization if not a U.S. National Bank)                    Identification No.)

 102 Pennsylvania Avenue, Avondale, PA                             19311
(Address of Principal Executive Offices)                         (Zip Code)


                                   ----------


            (Name, address and telephone number of agent for service)


                          ENTERPRISE CAPITAL TRUST III
                                (Name of Obligor)

       New Jersey                                                22-2625848
(State of Incorporation)                                    (I.R.S. Employer
                                                             Identification No.)

   80 Park Plaza, Newark, New Jersey                               07101
(Address of Principal Executive Offices)                         (Zip Code)

                                   ----------

                        ____% TRUST PREFERRED SECURITIES
                         (Title of Indenture Securities)

                                     GENERAL

Item 1. General information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject:

          Comptroller  of the Currency,  Washington,  D.C.
          Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 3. Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the trustee:

                             As of November 30, 1997

--------------------------------------------------------------------------------
                        Col. A                     Col. B
--------------------------------------------------------------------------------
                  Title of Class             Amount Outstanding
--------------------------------------------------------------------------------


Item 4. Trusteeships under Other Indentures:

     If the trustee is a trustee under another  indenture  under which any other
securities,   or  certificates  of  interest  or   participation  in  any  other
securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

     Not Applicable

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not Applicable

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A           Col. B            Col. C               Col. D.
--------------------------------------------------------------------------------
                                                        Percentage  of  Voting
                                   Amount owned         securities represented
Name of Owner    Title of Class    beneficially         by amount given in Col.
                                                        C
--------------------------------------------------------------------------------


Item 7.  Voting  Securities  of the  Trustee  Owned  by  Underwriters  or  their
Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A           Col. B            Col. C               Col. D.
--------------------------------------------------------------------------------
                                                        Percentage  of  Voting
                                   Amount owned         securities represented
Name of Owner    Title of Class    beneficially         by amount given in Col.
                                                        C
--------------------------------------------------------------------------------


Not Applicable

Item 8. Securities of the Obligor Owned or Held by the Trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A           Col. B            Col. C               Col. D.
--------------------------------------------------------------------------------
                 Whether the       Amount owned         Percentage  of  class
                 securities are    beneficially or      represented by
                 voting or         held as              amount given in
                 nonvoting         collateral           Col. C.
Title of Class   Securities        Security for
                                   obligations in
                                   default by
                                   Trustee
--------------------------------------------------------------------------------


Not Applicable

Item 9. Securities of the Underwriters Owned or Held by the Trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A           Col. B            Col. C               Col. D
--------------------------------------------------------------------------------
                                   Amount owned         Percentage of class
                                   beneficially or      represented by
                                   held as              amount given in
                                   collateral           Col. C
                                   Security for
Name of                            obligations in
issuer and       Amount            default by
title of class   outstanding       Trustee
--------------------------------------------------------------------------------


Not Applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A           Col. B            Col. C               Col. D
--------------------------------------------------------------------------------
                                   Amount owned         Percentage of class
                                   beneficially or      represented by
                                   held as              amount given in
                                   collateral           Col. C
                                   Security for
Name of                            obligations in
Issuer and       Amount            default by
title of class   outstanding       Trustee
--------------------------------------------------------------------------------


     Not Applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A           Col. B            Col. C               Col. D
--------------------------------------------------------------------------------
                                   Amount owned         Percentage of class
                                   beneficially or      represented by
                                   held as              amount given in
                                   collateral           Col. C
                                   Security for
Name of                            obligations in
Issuer and       Amount            default by
title of class   outstanding       Trustee
--------------------------------------------------------------------------------

     Not Applicable.

Item 12. Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             As of November 30, 1997

--------------------------------------------------------------------------------
Col. A                             Col. B                   Col. C
--------------------------------------------------------------------------------
Nature of indebtedness             Amount outstanding       Date due
--------------------------------------------------------------------------------


     Not Applicable

Item 13. Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None

Item 14. Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not Applicable

Item 15. Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not Applicable

Item 16. Lists of Exhibits.

Listed below are all exhibits filed as part of this statement of eligibility.

     1*   -Copy of Articles of Association of the Trustee as now in effect.
     2    -No  certificate  of authority of the Trustee to commence  business is furnished since this authority is contained in the Articles of Association of the Trustee.
     3*   -Copy of the authorization of the Trustee to  exercise corporate trust powers.
     4*   -Copy of the existing By-Laws of the Trustee, as now in effect.
     5    -Not applicable.
     6*   -The consent of the Trustee  required by Section 321 (b) of the Act.
     7    -A copy of the latest  report of  Condition  of the Trustee  published pursuant to the law or the requirements of its supervising or examining authority.
     8    -Not Applicable
     9    -Not Applicable

----------
*Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-40477).

     In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark, and State of New Jersey, on the 23rd day of December , 1997.


                                        First Union National Bank

                                        (Trustee)




(CORPORATE SEAL)
                                        By: /s/ Frank Gallagher
                                           ----------------------------------
                                            Frank Gallagher
                                              Vice President

                                   EXHIBIT T-7

                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association , at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District. Statement of Resources and Liabilities

                                     ASSETS

                               Thousand of Dollars

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.............     1,342,937
  Interest-bearing balances......................................       284,300
Securities.......................................................     /////////
  Hold-to-maturity securities....................................       356,998
  Available-for-sale securities..................................     3,605,206
Federal funds sold and securities purchased under agreements
         to resell ..............................................     1,741,187
Loans and lease financing receivables:
         Loan and leases, net of unearned income...... 18,839,020
         LESS: Allowance for loan and lease losses....    217,076
         LESS: Allocated transfer risk reserve........          0
         Loans and leases, net of unearned income,
           allowance, and reserve................................    18,621,944
Assets held in trading accounts..................................             0
Premises and fixed assets (including capitalized leases).........       421,529
Other real estate owned..........................................        30,927
Investment in unconsolidated subsidiaries and associated             //////////
  companies......................................................        33,802
Customer's liability to this bank on acceptances outstanding.....        84,875
Intangible assets................................................       392,926
Other assets.....................................................       770,806
Total assets.....................................................    27,687,437

                                   LIABILITIES

Deposits:
       In domestic offices.......................................    20,725,451
           Noninterest-bearing........................  3,229,608
           Interest-bearing........................... 17,495,843
         In foreign offices, Edge and Agreement
           subsidiaries, and IBFs................................       683,105
           Noninterest-bearing...................................            76
           Interest-bearing......................................       588,055
Federal funds purchased and securities sold under agreements
         to repurchase ..........................................     2,500,263
Demand notes issued to the U.S. Treasury.........................        75,145
Trading liabilities..............................................             0
Other borrowed money:............................................     /////////
         With original maturity of one year or less..............         2,156
         With original maturity of more than one year............         7,520
Mortgage indebtedness and obligations under capitalized leases ..         5,866
Bank's liability on acceptances executed and outstanding.........        85,165
Subordinated notes and debentures................................       447,960
Other liabilities................................................       863,272
Total liabilities................................................    25,395,903
Limited-life preferred stock and related surplus.................             0


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus....................       160,540
Common Stock.....................................................       452,156
Surplus..........................................................     1,300,080
Undivided profits and capital reserves...........................       356,154
Net unrealized holding gains (losses) on available-for-sale           /////////
 securities......................................................        22,604
Cumulative foreign currency translation adjustments..............             0
Total equity capital.............................................     2,291,534
Total liabilities, limited-life preferred stock and equity           //////////
  capital........................................................    27,687,437

Exhibit T-6


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Public Service Enterprise Group, Incorporated, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




                                             FIRST UNION NATIONAL BANK




                                              By: /s/ Frank Gallagher
                                                  -----------------------------
                                                  Frank Gallagher
                                                  Vice President





Newark, NJ
December 23, 1997